EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Brinker International, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-61594, 33-56491, 333-02201, 333-93755, 333-42224 and 333-105720 on Form S-8, 333-74902 on Form S-3 and 333-116879 on Form S-4 of Brinker International, Inc. of our report dated August 5, 2004, except for Note 15, as to which the date is as of August 30, 2004, relating to the consolidated balance sheets of Brinker International, Inc. and subsidiaries as of June 30, 2004 and June 25, 2003 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2004, which report is incorporated by reference in the June 30, 2004 annual report on Form 10‑K/A of Brinker International, Inc.

Our report refers to the Company restating its consolidated financial statements as of June 30, 2004 and June 25, 2003 and for each of the years in the three-year period ended June 30, 2004.

                                                                                                            KPMG LLP

 Dallas, Texas
 January 17, 2005